SERVICER'S CERTIFICATE
CHEVY CHASE AUTO RECEIVABLES TRUST 2001-2

2.77313% AUTO RECEIVABLES BACKED CERTIFICATES, CLASS A-1
2.97% AUTO RECEIVABLES BACKED CERTIFICATES, CLASS A-2
3.80% AUTO RECEIVABLES BACKED CERTIFICATES, CLASS A-3
4.44% AUTO RECEIVABLES BACKED CERTIFICATES, CLASS A-4
5.16% AUTO RECEIVABLES BACKED CERTIFICATES, CLASS B


Payment Date:         December 16, 2002
Collection Period:    November, 2002
Record Date:          December 15, 2002

Under the Sale and Servicing Agreement, dated as of September 1, 2000 among Chevy Chase Bank, F.S.B. (as "Seller" and "Servicer"),
Chevy Chase Auto Receivables Trust 2001-2 (the "Trust") and
US Bank National Association, as indenture trustee, the Servicer is required to prepare certain information each month regarding current distributions to Noteholders and the performance of the Trust during the previous month. The information which is required to be prepared with respect to the Payment Date and Collection
Period listed above is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Note, and certain other information is presented based upon the aggregate amounts for the Trust as a whole.

A. Information Regarding the Current Monthly Distribution.

1. Class A-1 Notes

(a) The aggregate amount of the distribution
     to Class A-1 Noteholders on the Payment Date    $          0.00

(b) The amount of the distribution set forth
      in paragraph (a) above allocable to principal,
     including any overdue principal                 $          0.00

(c) The amount of the distribution
     set forth in paragraph (a) above allocable
     to interest, including any overdue interest     $          0.00

(d) The amount of the distribution set forth
     in paragraph (a) above, per Class A-1 Note
     in a principal amount of $1,000                 $     0.0000000

(e) The amount of the distribution set forth
     in paragraph (b) above, per Class A-1 Note
     in a principal amount of $1,000                 $     0.0000000

(f) The amount of the distribution set forth
     in paragraph (c) above, per Class A-1 Note
     in a principal amount of $1,000                 $     0.0000000

2. Class A-2 Notes

(a) The aggregate amount of the distribution
     to Class A-2 Noteholders on the Payment Date    $  9,773,411.85

(b) The amount of the distribution set forth
     in paragraph (a) above allocable to principal,
     including any overdue principal                 $  9,744,214.96

(c) The amount of the distribution set forth
     in paragraph (a) above allocable to interest,
     including any overdue interest                  $     29,196.89

(d) The amount of the distribution set forth
     in paragraph (a) above, per Class A-2 Note
     in a principal amount of $1,000                 $   108.5934650

(e) The amount of the distribution set forth
     in paragraph (b) above, per Class A-2 Note
     in a principal amount of $1,000                 $   108.2690551

(f) The amount of the distribution set forth
     in paragraph (c) above, per Class A-2 Note
     in a principal amount of $1,000                 $     0.3244099

3. Class A-3 Notes

(a) The aggregate amount of the distribution
     to Class A-3 Noteholders on the Payment Date    $    380,000.00

(b) The amount of the distribution set forth
     in paragraph (a) above allocable to principal,
     including any overdue principal                 $          0.00

(c) The amount of the distribution set forth
     in paragraph (a) above allocable to interest,
     including any overdue interest                  $    380,000.00

(d) The amount of the distribution set forth
     in paragraph (a) above, per Class A-3 Note
     in a principal amount of $1,000                 $     3.1666667

(e) The amount of the distribution set forth
     in paragraph (b) above, per Class A-3 Note
     in a principal amount of $1,000                 $     0.0000000

(f) The amount of the distribution set forth
     in paragraph (c) above, per Class A-3 Note
     in a principal amount of $1,000                 $     3.1666667

4. Class A-4 Notes

(a) The aggregate amount of the distribution
     to Class A-4 Noteholders on the Payment Date    $    355,200.00

(b) The amount of the distribution set forth
     in paragraph (a) above allocable to principal,
     including any overdue principal                 $          0.00

(c) The amount of the distribution set forth
     in paragraph (a) above allocable to interest,
     including any overdue interest                  $    355,200.00

(d) The amount of the distribution set forth
     in paragraph (a) above, per Class A-4 Note
     in a principal amount of $1,000                 $     3.7000000

(e) The amount of the distribution set forth
     in paragraph (b) above, per Class A-4 Note
     in a principal amount of $1,000                 $     0.0000000

(f) The amount of the distribution set forth
     in paragraph (c) above, per Class A-4 Note
     in a principal amount of $1,000                 $     3.7000000

5. Class B Notes

(a) The aggregate amount of the distribution
     to Class B Noteholders on the Payment Date      $     53,027.60

(b) The amount of the distribution set forth
     in paragraph (a) above allocable to principal,
     including any overdue principal                 $          0.00

(c) The amount of the distribution set forth
     in paragraph (a) above allocable to interest,
     including any overdue interest                  $     53,027.60

(d) The amount of the distribution set forth
     in paragraph (a) above, per Class B Note
     in a principal amount of $1,000                 $     4.3000000

(e) The amount of the distribution set forth
     in paragraph (b) above, per Class B Note
     in a principal amount of $1,000                 $     0.0000000


(f) The amount of the distribution set forth
     in paragraph (c) above, per Class B Note
     in a principal amount of $1,000                 $     4.3000000

6. Note Principal Balances

(a) The Class A-1 Note Principal Balance as of such
     Payment Date (after giving effect to
     any distribution on such Payment Date)          $          0.00

(b) The Class A-2 Note Principal Balance as of such
     Payment Date (after giving effect to any
     distribution on such Payment Date)              $  2,052,508.57

(c) The Class A-3 Note Principal Balance as of such
     Payment Date (after giving effect to any
     distribution on such Payment Date)              $120,000,000.00


(d) The Class A-4 Note Principal Balance as of such
     Payment Date (after giving effect to any
     distribution on such Payment Date)              $ 96,000,000.00

(e) The Class B Note Principal Balance as of such
     Payment Date (after giving effect to any
     distribution on such Payment Date)              $ 12,332,000.00

7. Reserve Account

(a) Reserve Account Withdrawal Amount                $          0.00

(b) The balance of the Reserve Account, after giving
     effect to distributions and deposits on such
     Payment Date and the change in the balances
     from that of the prior Payment Date             $  3,063,284.70

8. Monthly Fees

(a) Monthly Indenture Trustee's Fee                  $        280.15

(b) Monthly Servicing Fee                            $    204,719.72

(c) Monthly Owner Trustee's Fee                      $        333.33

(d) Aggregate of all Purchase Amounts received
     on the related Determination Date               $          0.00

(e) Aggregate amount received with respect to
     Defaulted Receivables, including Liquidation
     Proceeds, during the related Collection Period  $     75,720.64

9. Delinquencies Pool Balance and net losses.

(a) The aggregate Principal Balance of all Receivables
     which were delinquent (1) 30 - 59 days,        1.  3,896,257.88
     (2) 60 - 89, or (3) 90 days or more as of the  2.  1,357,110.42
     last day of the related Collection Period.     3.  1,773,806.94

(b) The Pool Balance as of the end of the related
     Collection Period                               $235,566,035.10

(c) The Pool Factor as of the end of the related
     Collection Period                               $     0.5767486

(d) The Note Principal Balance for each
     Class of Notes (after giving
     effect to any distribution in               A-1 $          0.00
     respect of principal on such                A-2 $  2,052,508.57
     Payment Date.)                              A-3 $120,000,000.00
                                                 A-4 $ 96,000,000.00
                                                   B $ 12,332,000.00
                                               TOTAL $230,384,508.57

(e) The Note Factor for each Class of Notes on
     such Payment Date.                          A-1       0.0000000
                                                 A-2       0.0228057
                                                 A-3       1.0000000
                                                 A-4       1.0000000
                                                   B       1.0000000

(f) The aggregate net losses on the
     Receivables for the related Collection
     Period                                          $    511,623.90


     Weighted average annual percentage rate (1)               10.26%

     Weighted average remaining term to maturity (1)           46.10


     (1) Weighted by current balance.







                      CHEVY CHASE BANK, F.S.B.
                      Auto Trust 2001-2  Servicer


                      Mark A. Holles
                      Group Vice President